                                                                    Exhibit 99.1

                    [LOGO OF PROSPERITY BANCSHARES, INC.(SM)]

PRESS RELEASE                                      For more information contact:

Prosperity Bancshares, Inc.(SM)                                      Dan Rollins
4295 San Felipe                                            Senior Vice President
Houston, Texas 77027                                                713.693.9300
                                                dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

                         PROSPERITY BANCSHARES, INC.(SM)
                                 THIRD QUARTER
                               EARNINGS UP 51.5%

                Q3 Earnings Per Share up 39.1% to $0.32 (Diluted)
                 2003 Dividend increased 13.6% to $0.25 per year

HOUSTON, October 21, 2002. Prosperity Bancshares, Inc.(SM) (Nasdaq: PRSP), the parent company of Prosperity Bank(SM) and Bank of the Southwest, had third quarter net income of $5.653 million, an increase of $1.922 million or 51.5 percent, compared with $3.731 million for the same period in 2001. Diluted earnings per share increased $0.09 or 39.1 percent to $0.32 for the three months ended September 30, 2002 compared with $0.23 for the three months ended September 30, 2001. On a cash basis (earnings adjusted for goodwill amortization and related tax expense), earnings per diluted share was $0.33 compared with $0.25 for the same period in 2001, an increase of 32.0 percent.

Net income for the nine months ended September 30, 2002 were $14.939 million or $0.89 per diluted share compared with net income, excluding merger-related expenses, of $10.545 million or $0.64 per diluted share for the same period in 2001, increases of 41.7 percent and 39.1 percent, respectively. Operating earnings on a cash basis per diluted share were $0.89 compared with $0.69 for the same period in 2001, an increase of 29.0 percent.

Prosperity completed its previously announced merger with Commercial Bancshares, Inc. ("Commercial") during the first quarter of 2001. In connection with the merger, Prosperity incurred approximately $2.425 million in pretax merger-related expenses and other charges. The transaction was accounted for as a pooling of interests and therefore the historical financial data of Prosperity has been restated to include the accounts and operations of Commercial for all periods prior to the merger date.

Growth in average earning assets and an improved net interest margin were the primary factors contributing to higher earnings for 2002 when compared to the same periods last year. The results for 2002 also benefitted from the elimination of goodwill amortization as required under a change in generally accepted accounting principles which became effective January 1, 2002.

"It gives me great pleasure to report that Prosperity had another record quarter," commented David Zalman, Prosperity's President and Chief Executive Officer. "The foundation of our company remains remarkably stable and our earnings were not dependent upon one-time gains, changes in tax rates or other nonrecurring events. Our net interest margin expanded, non-interest income continues to grow and expense controls are in place. Exceptional asset quality continues to be a core strength of our company."

"Our ability to maintain such consistent earnings growth in an environment of slowing economic expansion is confirmation of the strength of our conservative operating philosophy, the dedication of bank associates who work diligently every day to serve our customers and shareholders, and the potency of our business model," commented Ned S. Holmes, Prosperity's Chairman of the Board.

"As we look forward into 2003, we believe our recent acquisitions will begin to bear fruit," added H. E. "Tim" Timanus, Jr., President and Chief Operating Officer of Prosperity Bank(SM). "We have added thirteen (13) full service banking centers since May 2002 and are on schedule to complete the operational integration of all five of our 2002 acquisitions before the end of the second quarter 2003."

Results of Operations for the three months ended September 30, 2001

For the three months ended September 30, 2002, net income was $5.653 million compared with $3.731 million for the same period in 2001. Net income per diluted common share was $0.32 for the three months ended September 30, 2002 compared with $0.23 for the same period in 2001. Return on average assets and average common shareholders' equity for the three months ended September 30, 2002 was
1.54 percent and 19.43 percent, respectively.

Net interest income for the quarter ended September 30, 2002 increased 36.0 percent, to $13.955 million from $10.260 million during the same period in 2001. The increase was attributable primarily to a 21.4 percent increase in average earning assets and a net interest margin that increased to 4.23 percent for the quarter compared to 3.84 percent for the same period in 2001.

Non-interest income increased 32.3 percent to $2.893 million for the three months ended September 30, 2002 compared with the same period in 2001.

Non-interest expense for the third quarter of 2002 was $8.5 million, up 20.4 percent compared to the third quarter of 2001. These expenses reflect the company's commitment to expanding its franchise with the additional banking centers acquired this year along with related acquisition expenses and a commitment to improving technology, all of which are designed to support the company's future growth. The company achieved an excellent efficiency ratio of
48.90 percent for the third quarter of 2002 compared to 55.07 percent for the third quarter of 2001.

Total loans were $647.715 million at September 30, 2002, an increase of $228.2 million or 54.4 percent from September 30, 2001, and an increase of $168.8 million or 35.2 percent from June 30, 2002. Organic loan growth, loan growth excluding loans acquired within the past year through acquisitions, was 2 percent for the twelve month period ending September 30, 2001.

"While we remain focused on quality loan growth, we have continued our policy of refusing to originate long term fixed rate commercial loans," commented Randy D. Hester, Chief Lending Officer of Prosperity Bank(SM).

Non-performing assets totaled $789,000 or 0.12 percent of loans and other real estate at September 30, 2002, compared with $539,000 or 0.13 percent of loans and other real estate at September 30, 2001.

On a linked quarter basis from June 30, 2002 to September 30, 2002, return on average assets increased to 1.54 percent from 1.43 percent, return on average equity decreased to 19.43 percent from 20.16 percent and the efficiency ratio on a cash basis improved to 48.74 percent from 52.04 percent.

At September 30, 2002, Prosperity had $1.690 billion in total assets, $647.715 million in loans, $1.468 billion in deposits, and more than 100,000 deposit and loan accounts. Assets, loans and deposits at September 30, 2002 grew by 37.2 percent, 54.4 percent and 34.4 percent respectively, compared with their levels at September 30, 2001.

Results of Operations for the nine months ended September 30, 2001

Net income for the nine months ended September 30, 2002 was $14.939 million or $0.89 per diluted common share, compared with net income, excluding merger-related expenses, of $10.545 million or $0.64 per diluted common share, for the same period in 2001, an increase of 41.7 percent and 39.1 percent, respectively. Prosperity's annualized return on average assets and return on average common shareholders' equity for the nine months ended September 30, 2002 was 1.46 percent and 19.64 percent, respectively. The company's efficiency ratio was 50.99 percent for the nine months ended September 30, 2002.

Net interest income for the nine months ended September 30, 2002 increased 32.4 percent, to $38.802 million from $29.297 million during the same period in 2001. The increase was attributable primarily to a 16.6 percent increase in average earning assets and an increase in the net interest margin from 3.74 percent to
4.19 percent.

Non-interest income increased 17.5 percent to $7.380 million for the nine months ended September 30, 2002 compared with the same period in 2001. Non-interest expenses (excluding merger-related expenses) increased $3.784 million or 18.5 percent as compared with the same period of 2001.

Outlook

"In light of our continued strong performance, the outlook for the successful integration of our recent acquisitions and in spite of our expectation for contracting net interest margins, we have, again, increased our net income target range for 2002 to $1.20 to $1.22 per diluted common share and have set our 2003 net income target range at $1.32 to $1.34 per diluted common share," remarked David Hollaway, Chief Financial Officer.

Cash Dividend Increased 13.6 Percent

Ned S. Holmes, Chairman of the Board announced that the Board of Directors voted to increase the regular annual cash dividend to $0.25 from $0.22 per common share beginning with the first quarter 2003 dividend, scheduled to be paid in early April, 2003. "We are pleased to be able to reward our shareholders with this increased dividend," remarked Holmes.

Conference Call

Prosperity has scheduled a conference call to discuss their Third Quarter Earnings Announcement for 11:00 AM, Central Time on Monday, October 21, 2002. Participants will include David Zalman, President and Chief Executive Officer; Tim Timanus, Executive Vice President and Chief Operating Officer; David Hollaway, CPA, Chief Financial Officer; and Dan Rollins, Senior Vice President. Interested parties may listen live over the Internet at www.prosperitybanktx.com or by calling 1-800-451-7724.

Acquisition of The First State Bank

The previously announced acquisition of The First State Bank, Needville, Texas was completed on July 12, 2002. Prosperity Bank's existing Needville Banking Center has relocated into the former First State Bank location and construction has begun on a new first class banking facility to better serve residents in and around Needville. The new facility is expected to open in early 2003.

Acquisition of Paradigm Bank Texas

The acquisition of Paradigm Bank Texas was completed on September 1, 2002. The transaction solidified Prosperity's presence in the greater Houston metropolitan market, and was a logical extension of Prosperity's geographic franchise across Southeast Texas. Under terms of the deal, Prosperity issued approximately 2.58 million shares of its common stock for all outstanding shares of Paradigm.

Paradigm was privately held and operated a total of eleven (11) banking offices
- six (6) in metropolitan Houston and five (5) in the nearby Southeast Texas cities of Dayton, Galveston, Mont Belvieu, and Winnie. At June 30, 2002, Paradigm had total assets of $250.3 million, loans of $175.3 million, deposits of $219.7 million and shareholders' equity of $19.3 million.

Acquisition of Bank of the Southwest

Bank of the Southwest, Dallas, Texas became a subsidiary of Prosperity on October 1, 2002. The acquisition provides Prosperity with a foot hold in the growing North Texas market. Bank of the Southwest operates two (2) banking offices in Dallas, Texas. As of September 30, 2002, Bank of the Southwest reported total assets of $121.9 million, loans of $58.7 million, deposits of $108.9 million and shareholders' equity of $12.6 million.

Proposed Acquisition of The First National Bank of Bay City

The company anticipates a November 1/st/ closing on its acquisition of The First National Bank of Bay City. Prosperity has received all necessary regulatory approvals and the transaction has been approved by the shareholders' of The First National Bank of Bay City.

The First National Bank of Bay City is privately held and operates one (1) office in Bay City, Texas, which will be consolidated (upon completion of the transaction) with Prosperity Bank's full service banking center in Bay City, Texas. As of September 30, 2002, The First National Bank of Bay City had total assets of $27.1 million, loans of $8.3 million, deposits of $23.2 million and shareholders' equity of $3.6 million. Upon the completion of the transaction, Prosperity will become the largest bank in Matagorda County in terms of deposits and loans.

Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.8 billion multi-bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com and www.bankofthesouthwest.com, Trust and Financial Services, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. The company currently operates forty-two (42) full service banking locations in fifteen contiguous counties including the Greater Houston Metropolitan Area, and in Dallas. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, Dayton, Dallas - Camp Wisdom, Dallas - Westmoreland, East Bernard, Edna, El Campo, Fairfield, Galveston, Goliad, Hitchcock, Houston - Aldine, Houston - Bellaire, Houston -CityWest, Houston - Copperfield, Houston - Downtown, Houston - Gladebrook, Houston - Highway 6, Houston - Medical Center, Houston - Memorial, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston - Waugh Drive, Houston - Woodcreek, Liberty, Magnolia, Mathis, Mont Belvieu, Needville, Palacios, Sweeny, Victoria, West Columbia, Wharton and Winnie.)

                                      - - -

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Prosperity Bancshares, Inc.(SM) and its subsidiaries. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, may have been made in this document. Prosperity's results may differ materially from those in the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations; and weather. These factors are more fully described in Prosperity Bancshares, Inc.'s filings with the Securities and Exchange Commission.

Copies of Prosperity Bancshares, Inc.'s(SM) SEC filings may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at www.freeedgar.com.

                         Prosperity Bancshares, Inc.(SM)
                        Financial Highlights (Unaudited)
                             (Dollars in thousands)

                                                          Three Months Ended                      Nine Months Ended
                                                  Sep 30, 2002         Sep 30, 2001      Sep 30, 2002           Sep 30, 2001
                                                  ---------------------------------------------------------------------------
Balance Sheet Averages

Investment securities                             $    808,187          $   663,089       $   794,155            $   639,579
Total loans                                            537,466              427,984           470,374                420,401
Fed funds sold and
     other earnings                                     16,459               30,919            13,442                 36,423
                                                  ------------          -----------       -----------            -----------
Total earning assets                                 1,362,112            1,121,992         1,277,971              1,096,403
Allowance for credit losses                             (7,307)              (5,579)           (6,621)                (5,568)
Cash and due from banks                                 35,381               28,333            29,772                 29,087
Core Deposit Intangibles (CDI)
     and Goodwill                                       37,948               23,147            28,443                 23,369
Other assets                                            37,855               27,004            33,225                 28,734
                                                  ------------          -----------       -----------            -----------
   Total assets                                   $  1,465,989          $ 1,194,897       $ 1,362,790            $ 1,172,025
                                                  ============          ===========       ===========            ===========

Non-interest bearing deposits                     $    232,450          $   177,296       $   200,784            $   180,376
Interest bearing deposits                            1,063,082              885,064         1,007,790                865,615
                                                  ------------          -----------       -----------            -----------
Total deposits                                       1,295,532            1,062,360         1,208,574              1,045,991
Fed funds purchased & other
     interest bearing liabilities                       15,668               13,563            16,764                 17,915
Other liabilities                                       10,409                8,413             8,691                  8,354
Company obligated trust
     preferred securities of
     subsidiary trusts                                  28,000               24,500            27,333                 16,167
Shareholders' equity                                   116,380               86,061           101,428                 83,598
                                                  ------------          -----------       -----------            -----------
   Total liabilities and equity                   $  1,465,989          $ 1,194,897       $ 1,362,790            $ 1,172,025
                                                  ============          ===========       ===========            ===========

                         Prosperity Bancshares, Inc.(SM)
                        Financial Highlights (Unaudited)
                  (Dollars in thousands, except per share data)

                                             Three Months Ended           Nine Months Ended
                                        Sep 30, 2002   Sep 30, 2001  Sep 30, 2002     Sep 30, 2001
                                        ----------------------------------------------------------
Income Statement Data

Interest on loans                          $   9,828       $  8,839      $ 25,945   $       26,578
Interest on securities                        10,508          9,988        31,785           29,625
Interest on fed funds
   sold and other earning assets                  83            274           175            1,361
                                           ---------       --------      --------   --------------
Total interest income                         20,419         19,101        57,905           57,564
Interest expense                               6,464          8,841        19,103           28,267
                                           ---------       --------      --------   --------------
Net interest income (A)                       13,955         10,260        38,802           29,297
Provision for credit losses                      120             50           360               50
                                           ---------       --------      --------   --------------
Net interest income after
   provision for loan losses                  13,835         10,210        38,442           29,247
Service charges on
   deposit accounts                            2,632          1,924         6,491            5,501
Other income                                     261            263           889              779
                                           ---------       --------      --------   --------------
Total non-interest income                      2,893          2,187         7,380            6,280

Salaries and benefits                          3,954          3,247        11,268            9,759
Core Deposit Intangible (CDI)
   and Goodwill amortization                      26            341            30            1,022
One time merger
   related expenses                                0              0             0            2,425
Minority interest trust
   preferred securities                          524            475         1,518            1,051
Other expenses                                 4,002          3,005        11,477            8,677
                                           ---------       --------      --------   --------------
Total non-interest expenses                    8,506          7,068        24,293           22,934
Net earnings before taxes                      8,222          5,329        21,529           12,593
Federal income taxes                           2,569          1,598         6,590            3,625
                                           ---------       --------      --------   --------------
Net earnings available
   to common shareholders                  $   5,653       $  3,731      $ 14,939   $    (B) 8,968
                                           =========       ========      ========   ==============

Basic earnings per share                   $    0.33       $   0.23      $   0.90   $         0.56

Diluted earnings per share                 $    0.32       $   0.23      $   0.89   $    (B)  0.55

(A) Net interest income on a tax equivalent basis would be $14,399 and $10,763 for the three months ended September 30, 2002 and September 30, 2001, respectively and $40,189 and $30,779 for the nine months ended September 30, 2002 and September 30, 2001, respectively.

(B) Excluding merger-related expenses, net earnings available to common shareholders would have been $10,545 or $0.64 per diluted common share for the nine months ended September 30, 2001.

                         Prosperity Bancshares, Inc.(SM)
                        Financial Highlights (Unaudited)
         (Dollars and share amounts in thousands, except per share data)

                                               Three Months Ended                     Nine Months Ended
                                          Sep 30, 2002    Sep 30, 2001       Sep 30, 2002          Sep 30, 2001
                                          ---------------------------------------------------------------------
Common Share and Other Data

Employees - FTE                                    449             303                449                   303

Book value per share                           $  7.92         $  5.49            $  7.92               $  5.49
Tangible book value per share                  $  4.58         $  4.08            $  4.58               $  4.08


Period end shares outstanding                   18,886          16,198             18,886                16,198
Weighted average shares
   outstanding (basic)                          17,097          16,194             16,526                16,162
Weighted average shares
   outstanding (diluted)                        17,421          16,526             16,852                16,486

Non-accrual loans                              $    34         $   489            $    34               $   489
Accruing loans 90 days or
   more days past due                              168              50                168                    50
Restructured loans                                   0               0                  0                     0
                                               -------         -------            -------               -------
Total non-performing loans                         202             539                202                   539
Other real estate                                  587               0                587                     0
                                               -------         -------            -------               -------
 Total non-performing assets                   $   789         $   539            $   789               $   539


Allowance for credit losses at
   end of period                               $ 8,173         $ 5,518            $ 8,173               $ 5,518

Net charge-offs                                $   128         $   125            $    29               $    56

                        Prosperity Bancshares, Inc.(SM)
                        Financial Highlights (Unaudited)

                                              Three Months Ended              Nine Months Ended
                                          Sep 30, 2002   Sep 30, 2001     Sep 30, 2002   Sep 30, 2001
                                          -------------------------------------------------------------
Performance Ratios

Return on average
   assets (annualized)                           1.54%          1.25%             1.46%     (C)   1.02%
Return on average
   common equity (annualized)                   19.43%         17.34%            19.64%     (C)  14.30%

Net interest margin
   (tax equivalent) (annualized)                 4.23%          3.84%             4.19%           3.74%

Efficiency ratio (D)                            48.90%         55.07%            50.99%     (C)  63.38%

Diluted earnings per share                   $   0.32      $    0.23           $  0.89      (C) $ 0.55

Asset Quality Ratios

Non-performing assets to loans
   and other real estate                         0.12%          0.13%             0.12%           0.13%
Net charge-offs
   to average loans                              0.02%          0.03%             0.01%           0.01%
Allowance for credit losses to
   total loans                                   1.26%          1.32%             1.26%           1.32%

(C) Excluding merger-related expenses, ROAA, ROAE, Efficiency Ratio, and Diluted Earnings Per Common Share, would have been 1.20%, 16.82%, 56.36% and $0.64, respectively, for the nine months ended September 30, 2001.

(D) Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income. Note: The trust preferred securities expense is treated as interest expense for this calculation. Additionally, taxes are not part of this calculation.

                        Prosperity Bancshares, Inc.(SM)
   Financial Highlights (September 30, 2002 and September 30, 2001 Unaudited)
                             (Dollars in thousands)

                                            Sep 30, 2002     Sep 30, 2001      Dec 31, 2001
                                            -----------------------------------------------
 Balance Sheet Data (at period end)

 Investment securities                      $   885,559      $   725,034     $    753,322
 Total loans                                    647,715          419,557          424,400
 Fed funds sold and
   other earning assets                           6,396           12,883              913
                                            -----------      -----------     ------------
  Total earning assets                        1,539,670        1,157,474        1,178,635
 Allowance for credit losses                     (8,173)          (5,518)          (5,985)
 Cash and due from banks                         50,242           28,066           41,005
 Core Deposit Intangibles (CDI)
   and Goodwill                                  63,129           22,981           22,641
 Other assets                                    45,241           28,980           27,029
                                            -----------      -----------     ------------
  Total assets                              $ 1,690,109      $ 1,231,983     $  1,263,325
                                            ===========      ===========     ============

 Demand deposits                            $   303,612      $   182,347     $    188,832
 Interest bearing deposits                    1,163,947          909,314          934,565
                                            -----------      -----------     ------------
  Total deposits                              1,467,559        1,091,661        1,123,397

 Fed funds purchased and other
   interest bearing liabilities                  28,309           13,465           18,080
 Other liabilities                               11,669           10,854            5,123
 Company obligated trust
   preferred securities of
   subsidiary trusts                             33,000           27,000           27,000
 Shareholders' equity                           149,572           89,003           88,725
                                            -----------      -----------     ------------
  Total liabilities and equity              $ 1,690,109      $ 1,231,983     $  1,262,325
                                            ===========      ===========     ============

                         Prosperity Bancshares, Inc.(SM)
                         Financial Highlights(Unaudited)

                                                          Three Months Ended                  Nine Months Ended
                                                    Sep 30, 2002    Sep 30, 2001      Sep 30, 2002        Sep 30, 2001
                                                 ---------------------------------------------------------------------
Cash Basis Data
(Excluding core deposit intangible and
 goodwill amortization and related tax expense)

Return on average
   assets (annualized)                                   1.55%           1.35%             1.46%         (F)     1.12%
Return on average common
   equity (annualized)                                  19.52%          18.77%            19.68%         (F)    15.69%

Efficiency Ratio (E)                                    48.74%          52.05%            50.92%         (F)    60.42%

Diluted cash earnings per share                       $  0.33      $     0.25         $    0.89          (F)  $  0.61


Common Stock Market Price

High                                                  $ 19.95      $    13.94         $   19.95               $ 13.94

Low                                                   $ 15.00      $    10.75         $   13.48               $  8.75

Period end market price                               $ 17.03      $    12.85         $   17.03               $ 12.85


(E) Efficiency Ratio adjusted for core deposit intangible and goodwill amortization expense only.

(F) Excluding merger-related expenses, ROAA (cash basis), ROAE (cash basis), Efficiency Ratio (cash basis), and Diluted Earnings Per Common Share (cash basis), would have been 1.30%, 18.20%, 53.40% and $0.69, respectively, for the nine months ended September 30, 2001.

                         Prosperity Bancshares, Inc.(SM)
                        Financial Highlights (Unaudited)

                                                                     Three Months Ended
Comparative Quarterly Asset                    Sep 30, 2002   Jun 30, 2002      Mar 31, 2002    Dec 31, 2001
                                               --------------------------------------------------------------
Quality, Performance & Capital Ratios
Return on average
  assets (annualized)                                1.54%          1.43%          1.40%              1.28%
Return on average
  common equity (annualized)                        19.43%         20.16%         19.36%             17.64%
Return on average
  tangible equity (annualized)                      28.83%         27.20%         25.60%             23.60%
Net interest margin
  (tax equivalent) (annualized)                      4.23%          4.21%          4.15%              4.05%

Efficiency ratio                                    48.90%         52.06%         52.34%             51.69%

Efficiency ratio (cash basis)                       48.74%         52.04%         52.34%             49.11%
Non-performing assets to loans
  and other real estate                              0.12%          0.09%          0.02%              0.00%
Net charge-offs /(recoveries)
  to average loans                                   0.02%         (0.02%)        (0.01%)             0.04%
Allowance for credit losses to
  total loans                                        1.26%          1.43%          1.46%              1.41%

Tier 1 Risk-based                                   15.44%         17.03%         18.66%             18.34%

Total Risk-based                                    16.52%         18.24%         19.85%             19.52%

Tier 1 Leverage                                      8.31%          7.37%          7.68%              7.57%

Equity to Assets                                     8.85%          7.16%          7.19%              7.03%

                         Prosperity Bancshares, Inc.(SM)
                           Supplemental Financial Data
                             (Dollars in thousands)

                                               Bank                First
                                              of the              National
                                           Southwest (G)          Bank (H)
                                           Dallas, Texas       Bay City, Texas
                                           Sep 30, 2002         Sep 30, 2002
                                           -------------------------------------
Balance Sheet Data (at period end)

Investment securities                        $   47,419           $   12,078
Total loans                                      58,739                8,331
Fed funds sold and
    other earning assets                          6,000                3,667
                                             ----------           ----------
   Total earning assets                         112,158               24,076
Allowance for credit losses                        (884)                (108)
Cash and due from banks                           8,283                1,835
Other assets                                      2,310                1,253
                                             ----------           ----------
   Total assets                              $  121,867           $   27,056
                                             ==========           ==========

Demand deposits                              $   21,102           $    6,486
Interest bearing deposits                        87,809               16,738
                                             ----------           ----------
   Total deposits                               108,911               23,224
Other liabilities                                   394                  283
Shareholders' equity                             12,562                3,549
                                             ----------           ----------
   Total liabilities and equity              $  121,867           $   27,056
                                             ==========           ==========

(G) Bank of the Southwest, Dallas, Texas, was acquired by Prosperity on October 1, 2002. The financial results of Bank of the Southwest are not included in Prosperity's quarter ending financial report. This information is being provided for informational purposes only.

(H) The First National Bank, Bay City, Texas, is scheduled to be acquired by Prosperity on November 1, 2002. The financial results of The First National Bank are not included in Prosperity's quarter ending financial report. This information is being provided for informational purposes only.

                         Prosperity Bancshares, Inc.(SM)
                           Supplemental Financial Data
                             (Dollars in thousands)

                                                                  Three Months Ended Sep 30, 2002
YIELD ANALYSIS                                        Average
                                                      Balance                Interest                 Yield
                                                    -------------------------------------------------------
Interest Earning Assets:
Federal funds sold                                  $    16,459             $        83               2.02%
Investment securities (tax equivalent)                  808,187                  10,508               5.20%
Loans                                                   537,466                   9,828               7.31%
                                                    -----------             -----------              -----
Total Interest Earning Assets                         1,362,112             $    20,419               6.00%
                                                                            ===========              =====
Non-interest earning assets                             111,184
Allowance for credit losses                              (7,307)
                                                    -----------
Total Assets                                        $ 1,465,989
                                                    ===========

Interest Bearing Liabilities:
Interest bearing demand deposits                    $   238,636             $       775               1.30%
Savings and money market deposits                       311,421                   1,338               1.72%
Certificates and other time deposits                    513,025                   4,132               3.22%
Federal funds purchased and other borrowings             15,668                     219               5.59%
                                                    -----------             -----------              -----
Total Interest Bearing Liabilities                    1,078,750             $     6,464               2.40%
                                                                            ===========              =====
Non-interest Bearing Liabilities:
Non-interest bearing demand deposits                    232,450
Trust preferred securities                               28,000
Other liabilities                                        10,409
                                                    -----------
Total liabilities                                     1,349,609
Shareholders' equity                                    116,380
                                                    -----------
Total Liabilities and Shareholders' Equity          $ 1,465,989
                                                    ===========

Net Interest Income & Margin                                                     13,955               4.10%

Net Interest Income & Margin (tax equivalent)                                    14,399               4.23%

                                      - - -